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                                                                EXHIBIT 10.9


                              AGREEMENT FOR LEASE
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          AGREEMENT between Sunil Wadhwani residing at 930 Osage Road,
Pittsburgh, PA 15243, U.S.A., and Ashok Trivedi residing at 1446 Peterson Place, Pittsburgh, PA 15241, U.S.A. (hereinafter jointly referred to as "Owners") of the one part and Scott Systems Private Limited a Company registered under the Indian Companies Act, 1956 and having its registered office at Mahendra Chambers, Dhole Patil Road, Pune 411 001 India (hereinafter referred to as the "Lessee") of the other part.

          WHEREAS, Sunil Wadhwani and Ashok Trivedi are the joint owners of the building known as "Mastech Centre" situated at 18, Viman Nagar, Lohegaon, Pune, India, which consists of about 32500 square feet of built up area nearing completion (hereinafter referred to as "the said building").

          WHEREAS, Lessee is desirous to take on lease from the Owners' completed office premises and measuring about 7500 square feet built up area on the first floor of the said building (hereinafter referred to as "the said premises").

          WHEREAS, Owners have agreed to lease the said premises to the Lessee.

          NOW, it is therefore agreed that:

          1. The Owners shall give the said premises on lease to the Lessee for a period for three years commencing from September 1, 1997. The agreement may be renewed for further periods as may be agreed mutually by the parties in writing.


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          2.    For the period from September 1, 1997 to August 31, 1998, Lessee will pay Owners a monthly compensation of Rs. 75000 (Rupees Seventy-Five
Thousand only) exclusive of outgoings. The said compensation shall be paid by the Lessee by two cheques / demand drafts for Rs. 37500 each, drawn in favor of the individual owners namely Sunil Wadhwani and Ashok Trivedi. The lease rent will be reviewed on September 1, 1998, and the lease rent beginning from that date shall be mutually agreed between the parties.

          3. Lessee shall pay all rates and taxes to the central, provincial or local authorities, maintenance charges and other charges payable relating to the said premises occupied by the Lessee during the lease period.

          4. Lessee shall not make any additions or alterations in the above premises without the consent of the Owners.

          5. Lessee shall hand over the vacant and peaceful possession of the premises to the Owners forthwith upon the expiry of the lease period unless the lease has been renewed in writing.

          6. Lessee shall use the said premises strictly for its business and shall not violate the rules and regulations relating to the building, Society or other applicable laws.

          7. Lessee shall allow Owner or Owners' authorized representatives to inspect the said premises at all reasonable times.

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          8.    Lessee shall not sub-let the said premises without Owners'
written permission.

          9. Owners may, at their option, terminate the lease by giving Lessee a notice of not less than three months and the Lessee shall on the expiry of the said period of notice hand over vacant and peaceful possession of the said premises to the Owners or to Owners' authorized representative.

          IN WITNESS WHEREOF the parties have set their respective hands on the 28th day of October, 1997.

Signed and delivered by the withinnamed
Sunil Wadhwani in the presence of


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Signed and delivered by the withinnamed
Ashok Trivedi in the presence of


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Signed and delivered by Murali Santhanam,
Managing Director of Scott Systems Private
Limited in the presence of


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